SECURITIES AND EXCHANGE COMMISSION
                    Washington D.C. 20549

                          FORM 8-K


      Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Act of 1934


Date of Report(Date of earliest event reported): April 13,1998
                                                 -------------

                          EP MedSystems, Inc.
    (Exact name of registrant as specified in its charter)


                 Commission file number   0-28260


     New Jersey                     22-3212190
(State or other jurisdiction       (IRS Employer
 of incorporation)                 Identification No.)


 100 Stierli Court, Mount Arlington, New Jersey      07865
 (Address of principal executive offices)          (Zip Code)


Registrant's telephone number:     (973) 398-2800

ITEM 5.  OTHER EVENTS

On April 9, 1998, EP MedSystems, Inc. (the "Company") sold and issued 2,250,000 shares of its common stock, no par value, stated value $.001 per share (the "Regulation D Shares") to six United States institutional investors (the "Investors"). The Regulation D Shares were issued and sold pursuant to the provisions of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. The aggregate offering price of the Regulation D Shares was $5,062,500, based on a per share price of $2.25. The form of Common Stock Purchase Agreement pursuant to which the Regulation D Shares were sold is attached hereto as Exhibit 4.1.

The Company granted to the Investors certain registration rights with respect to the Regulation D Shares pursuant to a Registration Rights Agreement, a form of which is attached hereto as Exhibit 4.2 (the "Registration Rights Agreement"). Under the terms and conditions of the Registration Rights Agreement, the Company is obligated to file, subject to certain limitations specified in the Registration Rights Agreement, a shelf registration statement on Form S-3 by May 9, 1998, which shelf registration agreement shall cover all of the Regulation D Shares.

The Company intends to use the net proceeds from the sale of the Regulation D Shares for working capital purposes.

ITEM   7.   FINANCIAL   STATEMENTS,  PRO   FORMA   FINANCIAL
            INFORMATION AND EXHIBITS

Exhibits

4.1  Form of Common Stock Purchase Agreement between EP
     MedSystems, Inc. and the Purchasers, dated April 9,
     1998.

4.2  Form of Registration Rights Agreement between EP
     MedSystems, Inc. and the Purchasers, dated April 9,
     1998.



                          SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EP MEDSYSTEMS, INC.

Dated:  April 14, 1998        By  /s/ James J. Caruso
                              ------------------------
                                      James J. Caruso
                              Vice President and
                              Chief Financial Officer



EXHIBIT INDEX

Exhibit No.    Description

4.1            Form of Common Stock Purchase Agreement
               between EP MedSystems, Inc. and the
               Purchasers, dated April 9, 1998.

4.2            Form of Registration Rights Agreement between
               EP MedSystems, Inc. and the Purchasers, dated
               April 9, 1998.